EXHIBIT 12

             AMERICAN GENERAL FINANCE CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                          THREE
                                         MONTHS
                                          ENDED                      YEARS ENDED DECEMBER 31,
                                        MARCH 31,   ----------------------------------------------------------
                                          1997         1996        1995        1994        1993        1992
                                        ---------   ----------  ----------  ----------  ----------  ----------
EARNINGS:
     Income before provision for
       income taxes and cumulative
       effect of accounting
       changes.......................   $  66,214   $   79,633  $  125,640  $  388,926  $  327,103  $  259,363
     Interest expense (including
       $12,447 for 1997 to fund
       assets held for sale).........     122,309      482,343     506,618     411,875     368,986     378,679
     Implicit interest in rents......       3,498       14,620      14,732      11,975      10,887       8,643
                                        ---------   ----------  ----------  ----------  ----------  ----------
Total earnings.......................   $ 192,021   $  576,596  $  646,990  $  812,776  $  706,976  $  646,685
                                        =========   ==========  ==========  ==========  ==========  ==========
FIXED CHARGES:
     Interest expense (including
       $12,447 for 1997 to fund
       assets held for sale).........   $ 122,309   $  482,343  $  506,618  $  411,875  $  368,986  $  378,679
     Implicit interest in rents......       3,498       14,620      14,732      11,975      10,887       8,643
                                        ---------   ----------  ----------  ----------  ----------  ----------
Total fixed charges..................   $ 125,807   $  496,963  $  521,350  $  423,850  $  379,873  $  387,322
                                        =========   ==========  ==========  ==========  ==========  ==========
RATIO OF EARNINGS TO FIXED CHARGES...        1.53         1.16        1.24        1.92        1.86        1.67
                                        =========   ==========  ==========  ==========  ==========  ==========